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                                                                      Exhibit n.


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 23, 2002, relating to the statement of assets and liabilities of PIMCO California Municipal Income Fund III as of October 22, 2002 and the related statement of operations for the one day then ended, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 11, 2002